Exhibit 10(a)

EXECUTION VERSION

AMENDMENT NO. 1 TO AMENDED AND RESTATED LETTER OF CREDIT AGREEMENT

AMENDMENT NO. 1 dated as of May 1, 2013 (this "Amendment") to the Amended and Restated Letter of Credit Agreement dated as of August 16, 2012 (the "Credit Agreement") among KENTUCKY UTILITIES COMPANY (the "Borrower"), the LENDERS from time to time party thereto (the "Lenders"), BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH ("BBVA"), as Administrative Agent and SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH ("SMBC"), as Issuing Lender.

RECITALS:

WHEREAS, the parties hereto desire that BBVA shall resign as Administrative Agent and that SMBC shall be appointed as Administrative Agent, in each case as of the date hereof.

NOW THEREFOR, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.  Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby and each reference to "thereof", "thereunder", "therein" and "thereby" and each other similar reference to the Credit Agreement contained in any other Loan Document shall, after this treatment becomes effective refer to the Credit Agreement as amended hereby.

Section 2.  Resignation of Administrative Agent.  Pursuant to Section 8.09 of the Credit Agreement (notwithstanding any notice period set forth therein), the parties hereto agree that BBVA shall resign as Administrative Agent, effective as of the date hereof.  The rights, powers and duties of BBVA as Administrative Agent shall be terminated as of the date hereof, without any other or further act or deed on the part of BBVA or any of the parties to the Credit Agreement or any other Loan Document.  The provisions of Article VIII of the Credit Agreement shall inure to BBVA's benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Credit Agreement or any other Loan Document.

Section 3.  Appointment of Administrative Agent.  Pursuant to Section 8.09 of the Credit Agreement, SMBC and BBVA, constituting the Required Lenders, hereby appoint SMBC as Administrative Agent, the Borrower hereby approves such appointment, and SMBC hereby accepts such appointment, effective as of the date hereof.  SMBC shall succeed to and become vested with all the rights, powers and duties of BBVA as the retiring Administrative Agent, and the term "Administrative Agent" shall include such SMBC effective as of the date hereof.

Section 4.  Amendments of Credit Agreement.

(a)  The definition of "Fee Letter" set forth in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety:

""Fee Letter" means the fee letter dated as of May 1, 2013 among the Borrower and SMBC, as amended, modified or supplemented from time to time."

(b)  Each of (i) the introductory paragraph of the Credit Agreement, (ii) the definition of "Administrative Agent" in Section 1.01 of the Credit Agreement, (iii) Exhibit B attached to the Credit Agreement and (iv) Exhibit D attached to the Credit Agreement are hereby amended to replace the words "Banco Bilbao Vizcaya Argentaria, S.A., New York Branch", in each instance, with the words "Sumitomo Mitsui Banking Corporation, New York Branch".

(c) Section 9.01 of the Credit Agreement is hereby amended by deleting the contact information for the Administrative Agent and inserting in its place the following:

"Sumitomo Mitsui Banking Corporation, New York Branch
Antoinette Pontecorvo
277 Park Avenue
New York, NY 10172
Phone: 212-224-4856"

Section 5.  Governing Law.  This Amendment  shall be governed by and construed in accordance with the laws of the State of New York.

Section 6.  Full Force and Effect; Ratification.  Except as expressly modified herein, all of the terms and conditions of the Credit Agreement are unchanged, and, as modified hereby, the Borrower confirms and ratifies all of the terms, covenants and conditions of the Credit Agreement.  This Amendment constitutes the entire and final agreement among the parties hereto with respect to the subject matter hereof and there are no other agreements, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.

Section 7.  Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 8.  Effectiveness.  This Amendment shall become effective on the date when (i) the Administrative Agent shall have received from each of the Borrower, SMBC and BBVA a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof and (ii) all costs, fees (including the Facility Fee and the Fronting Fee) and expenses due and/or accrued to the Administrative Agent and the Lenders on or before the date hereof shall have been paid or waived.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

KENTUCKY UTILITIES COMPANY

By:	/s/ Daniel K. Arbough
Name: Daniel K. Arbough
Title: Treasurer

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH, as resigning Administrative Agent and Lender

By:	/s/ Luca Sacchi
Name: Luca Sacchi
Title: Executive Director

By:	/s/ Nurys Maleki
Name: Nurys Maleki
Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH, as successor Administrative Agent, Issuing Lender and Lender

By:	/s/ James D. Weinstein
Name: James D. Weinstein
Title: ManagingDirector